Exhibit 3.1

BYLAWS OF THE TENNESSEE VALLEY AUTHORITY

PREAMBLE

          These Bylaws of the Tennessee Valley Authority are adopted by the Board of Directors of the Tennessee Valley Authority in accordance with Section 4(e) of the Tennessee Valley
Authority Act of 1933, as amended (said Act hereafter referred to as the “TVA Act”).

ARTICLE I Board of Directors

          Section 1.1 Number; Selection of Chairman. In accordance with Section 2(a)(1) of the TVA Act, the Board of Directors shall consist of nine members appointed by the President of the United States by and with the advice and consent of the United States Senate. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall serve a term of two years unless the Board decides otherwise. The term of the first
Chairman selected under the provisions of Section 2(a)(2) of the TVA Act shall expire on
May 18, 2008, unless the Board decides otherwise; and each subsequent term of a Chairman of the Board shall expire on May 18 of each subsequent even-numbered calendar year. A
Chairman’s successor shall be selected by the Board at least ninety (90) calendar days prior to the end of the term of the then current Chairman; provided, however, that if the position of
Chairman should become vacant prior to the end of a term due to resignation or any other reason, the Board shall, not later than thirty (30) calendar days after the date upon which such vacancy occurs, select a new Chairman to serve out the remainder of the current term.

          Section 1.2 Regular Meetings. Regular meetings of the Board of Directors will be held at least four times each calendar year at such places and at such times as the Board of
Directors may from time to time determine, consistent with the requirements of Section 2(g)(2)
of the TVA Act. Notice of, and agendas for, regular meetings shall be given to all Board members in advance of the meeting and shall be publicly disclosed in advance in accordance with the requirements of the Government in the Sunshine Act, as amended.

          Section 1.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, as the person or persons calling the meeting shall fix. Notice of the time, date and place of, and agenda for, such meeting shall be given to all members in advance of the meeting and shall be publicly disclosed in advance in accordance with the requirements of the Government in the Sunshine Act, as amended.

          Section 1.4 Remote Attendance at Meetings. Members of the Board of Directors, or
any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone, audio/video transmission, or similar communications medium, by means of which all persons participating in the meeting can simultaneously communicate on a real-time basis with all other participants, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting; provided however, that personal attendance of Board members at meetings of the Board is strongly encouraged. The proceedings of any Board meeting covered by this Section 1.4 shall be public, and proper notice of the time, date, and place of, and agenda for, said meeting shall be publicly disclosed in advance in accordance with the requirements of the Government in the Sunshine
Act, as amended.

          Section 1.5 Quorum; Vote Required for Action. In accordance with the provisions of
Section 2(e) of the TVA Act, five of the members of the Board shall constitute a quorum for the transaction of business. Except as otherwise provided in these Bylaws or required by law, the vote of a majority of the members either physically present or participating by remote attendance in accordance with Section 1.4 of these Bylaws shall be the act of the Board of
Directors.

          Section 1.6 Vacancies. In the event that vacancies cause the Board to have fewer than five members for any period of time, during any such period of time the members in office may, as a Board without a quorum, continue to exercise those powers of the Board which are necessary to assure continuity of operations of the Corporation along the lines established while the Corporation was guided by a quorum of the Board, but shall not have the authority to direct the Corporation into new areas of activity, to embark on new programs, or to change the
Corporation’s existing direction.

          Section 1.7~~6~~ Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board. If the Chairman is unable to preside at a meeting of the Board, the Chairman shall designate a member of the Board to preside in his or her absence; provided that, in the absence of such a designation, the Chairman of the governance committee shall preside in the absence of the Chairman of the Board.

          Section 1.8~~7~~ Notational Approvals by Individual Directors. As long as personal notice of said action for consideration by the Board of Directors, or a committee thereof, is provided to individual members of the Board, or of the appropriate committee thereof, by electronic mail or as otherwise specified by said individual Board member, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if a majority of all members of the Board or such committee, as the case may be, approve such action independently and individually in writing. Members shall normally have seven calendar days during which they are to submit their individual votes unless the Chairman of the Board or the Chairman of said committee of the Board, as appropriate, has specified that the deadline for voting on a particular notational item will be a different number of calendar days; provided, that in no event shall the deadline be fewer than three calendar days. The writings constituting such approval shall be filed with the minutes of proceedings of the next Board or committee meeting as appropriate.

          Section 1.9~~8 Powers. The Board of Directors shall exercise all authorities that are~~
~~vested in the Board under the provisions of the TVA Act or under other provisions of law. The~~
~~Board of Directors may, to the extent permitted by law, delegate authorities of the Board to the~~
~~Chief Executive Officer or other officials of the Tennessee Valley Authority.~~Powers of the Board
of Directors. The principal responsibilities of the Board of Directors are to establish the broad strategies, goals, objectives, long-range plans, and policies of the Corporation in a manner consistent with the missions set forth in the TVA Act and to ensure that those are achieved by the Chief Executive Officer. Accordingly, the Board of Directors has those powers and authorities vested in the Board under the provisions of the TVA Act or under other provisions of law to carry out those principal responsibilities. The Board of Directors may, to the extent permitted by law, delegate authorities of the Board to the Chief Executive Officer or other officials of the Corporation.

          Section 1.10~~9~~ Authorities of the Chairman of the Board. The principal responsibilities of the Chairman of the Board are not executive in nature and are those vested in the Chairman of the Board under these Bylaws. Accordingly, the Chairman of the Board has those authorities as are necessary or appropriate to carry out the aforementioned principal responsibilities.

          Section 1.11~~9~~ Compensation of Board Members. Members shall be compensated in accordance with the provisions of Section 2(f) of the TVA Act and other applicable provisions of law.

ARTICLE II Committees

          Section 2.1 Committees. There shall, as a minimum, be an audit committee of Board members as required by Section 2(g)(1)(I) of the TVA Act and a governance committee of
Board members. In addition, the Board may, from time to time by resolution passed by a majority of the Board, designate one or more committees of Board members and specify the responsibilities and duties of each such committee. The Chairman of the Board, in consultation with the Chairman of the governance committee, shall appoint Board members to serve on each committee. All appointees for the initial membership of committees newly-established by the
Board, and all appointees to fill all current committee vacancies at any time that such vacancies may occur, shall be submitted by the Chairman of the Board to the Board for its approval as a single slate of appointees. The Chairman of the Board shall select and designate which Board member on each committee shall serve as Chairman of said committee. The Chairmen and members of committees shall serve terms that run concurrently with the term of the Chairman of the Board who appointed them to those positions.

          Section 2.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business.

ARTICLE III Officers

          Section 3.1 Chief Executive Officer; Officers; Selection; Qualifications; Resignation;
Vacancies. The Board of Directors shall choose and appoint a person to serve as Chief
Executive Officer of the Tennessee Valley Authority in accordance with the requirements and qualifications specified for such position in Section 2(h) of the TVA Act. The Chief Executive
Officer shall serve at the pleasure of the Board of Directors. With the advice and consent of the
Board in accordance with Section 3(a) of the TVA Act, the Chief Executive Officer shall choose and appoint such officers, managers, assistant managers, employees, attorneys, and agents as are necessary for the transaction of the business of the Corporation.

          Section 3.2 Authorities and Duties of Chief Executive Officer.  ~~The Chief Executive~~
~~Officer shall have all authorities and duties: (i) necessary or appropriate to carry out projects~~
~~and activities approved by the Board of Directors or to maintain continuity and/or reliability of~~
~~ongoing operations; (ii) expressly delegated to the Chief Executive Officer by action of the~~
~~Board; and (iii) vested in the Chief Executive Officer under the provisions of the TVA Act.~~The principal responsibilities of the Chief Executive Officer are to achieve the broad strategies, goals, objectives, long-range plans, and policies established by the Board of Directors for the
Corporation and to ensure the continuity and reliability of the Corporation’s operations.
Accordingly, the Chief Executive Officer has all powers, authorities, and duties necessary or appropriate to carry out those principal responsibilities, including but not limited to those to carry out projects and activities approved by the Board of Directors or to maintain continuity and/or reliability of ongoing operations. In addition, the Chief Executive Officer shall have all powers, authorities, and duties which are either: (i) delegated to the Chief Executive Officer by action of the Board; or (ii) vested in the Chief Executive Officer under the provisions of the TVA Act or any other provision of law.

Section 3.3 Primary Spokesperson. The Chief Executive Officer shall be the
Corporation’s primary spokesperson in communications with external individuals and entities.

          Section 3.4~~3~~ Compensation. In accordance with the provisions of Section 2(i) of the
TVA Act, the Board of Directors shall approve: (i) a compensation plan that specifies all compensation (including salary or any other pay, bonuses, benefits, incentives, and any other form of remuneration) for the Chief Executive Officer and employees of the Corporation and
(ii) on the recommendation of the Chief Executive Officer, shall approve the salaries of employees whose annual salaries would be in excess of the annual rate payable for positions at level IV of the Executive Schedule under section 5315 of title 5, United States Code. In accordance with the provisions of Section 2(g)(1)(G) of the TVA Act, the Board of Directors shall approve all compensation (including salary or any other pay, bonuses, benefits, incentives, and any other form of remuneration) of all managers and technical personnel that report directly to the Chief Executive Officer (including any adjustment to compensation).

          Section 3.5 Interim Chief Executive Officer. The Chief Executive Officer shall designate to the Board of Directors in writing which executive officer of the Corporation, or what succession of executive officers of the Corporation, is authorized to serve in the position of
Chief Executive Officer on an interim basis in the event that the Chief Executive Officer becomes unable to carry out his duties and responsibilities due to incapacitation, death, or absence for any other reason. In such an event, the designated executive officer of the
Corporation shall serve as the Chief Executive Officer until such time as the Board of Directors may decide otherwise. The Chief Executive Officer may, from time to time, revise the aforementioned designation by informing the Board of Directors of such change in writing.

ARTICLE IV TVA Board Practices System

          Section 4.1 TVA Board Practices System. The “TVA Board Practices System” shall contain practices approved by the Board for inclusion in the System which govern various Board and Board Committee processes and activities or interpret provisions of these Bylaws. These practices provide guidance to members of the Board and provide guidance or delegate additional general authorities to the Chief Executive Officer in those cases where an amendment to these Bylaws to accomplish such purposes is not deemed to be necessary.

          Section 4.2 Adoption of New TVA Board Practices. The adoption by the Board of
Directors of any new TVA Board Practice shall require a vote in the affirmative by not less than a majority of those members of the Board voting.

~~ARTICLE IV~~ARTICLE V Indemnification

~~Section 4.1~~   Section 5.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended in a manner more favorable to indemnitees, any person (an
“Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened or pending claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees)
reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section ~~4~~5.3, the Corporation shall be required to indemnify an
Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation. At the Indemnitee’s election, the
Corporation shall provide or arrange for legal representation of the Indemnitee in defending any proceeding against said Indemnitee in advance of its final disposition. The indemnification provided by this Article V~~IV~~ shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

~~Section 4.2~~     Section 5.2 Payment of Expenses. The Corporation shall pay the expenses incurred personally by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that any payment of such expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the
Indemnitee to repay all amounts advanced if it should ultimately be determined that the
Indemnitee is not entitled to be indemnified under this Article V~~IV~~ or otherwise.

~~Section 4.3~~     Section 5.3 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

~~Section 4.4~~     Section 5.4 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article V~~IV~~ shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

~~Section 4.5~~     Section 5.5 Other Indemnification and Prepayment of Expenses. This Article
V~~IV~~ shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

~~Section 4.6~~     Section 5.6 Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article V~~IV~~.

~~Section 4.7~~     Section 5.7 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article V~~IV~~ shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article V~~IV~~ and existing at the time of such amendment, repeal or modification.

~~Section 4.8~~     Section 5.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V~~IV~~.

~~Section 4.9~~     Section 5.9 Savings Clause. If this Article V~~IV~~ or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V~~IV~~ that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VI Miscellaneous
Section ~~5~~6.1 Fiscal Year. The fiscal year of the Corporation shall be October 1 through
September 30, unless specified otherwise by Act of Congress.

          Section ~~5~~6.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

          Section ~~5~~6.3 Conflict-of-Interest Policy. In accordance with the requirements of
Section 2(g)(1)(E) of the TVA Act, the Board of Directors shall maintain and may, from time to time, revise ~~adopt and submit to the United States Congress~~ a conflict-of-interest policy applicable to members of the Board, the Chief Executive Officer, and all employees of the
Corporation. Any revisions to the aforementioned conflict-of-interest policy adopted by the
Board of Directors shall be submitted to the United States Congress.

          Section ~~5~~6.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its books of account and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

          Section ~~5~~6.5 Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section ~~5~~6.6 TVA Act Governs. In the event of any conflict between the provisions of the TVA Act, or other applicable provisions of law, and these Bylaws, the provisions of the TVA
Act, or other applicable provisions of law, shall govern.

          Section ~~5~~6.7 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the TVA Act, or other applicable provisions of law, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the TVA Act, or other applicable provisions of law, that are not themselves invalid, illegal, unenforceable or in conflict with the TVA Act, or other applicable provisions of law) shall remain in full force and effect.

          Section ~~5~~6.8 Amendments. To the extent consistent with the provisions of the TVA
Act, the Board of Directors shall have the power to adopt, amend or repeal Bylaws of the
Corporation.